UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 16, 2007

MERRILL LYNCH DEPOSITOR, INC.
(ON BEHALF OF PPLUS TRUST SERIES CSF-1)
(Exact name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31780 (Commission File Number)	13-3891329 (IRS Employer Identification No.)

World Financial Center, New York, New York 10080

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (212) 449-1000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1. Registrant’s Business and Operations

Not applicable.

Section 2. Financial Information

Not applicable.

Section 3. Securities and Trading Markets

Not applicable.

Section 4. Matters Related to Accountants and Financial Statements

Not applicable.

Section 5. Corporate Governance and Management

Not applicable.

Section 6. Asset-Backed Securities

Item 6.04 — Failure to Make a Required Distribution

The Bank of New York, Trustee and Securities Intermediary (the “Trustee”) for PPLUS Trust Series CSF-1, identified that the distribution of $937,500 to holders of Class A trust certificates and $131,250 to holders of Class B trust certificates was not paid on July 16, 2007, which was the distribution date specified in the transaction documents. The distribution was subsequently made to certificateholders on July 17, 2007. The Trustee informed the Depositor that the late distribution was the result of conversion and migration to a new database platform and because the Trustee’s debt service system logic required additional enhancement to systemically release payments. The Trustee informed the Depositor that additional controls have been put in place and procedures are currently being reinforced so that distributions are remitted to certificateholders within the applicable time frames in accordance with the transaction documents. In addition, the Trustee’s debt service system has been enhanced to help prevent a future occurrence.

Section 7. Regulation FD

Not applicable.

Section 8. Other Events

Not applicable.

Section 9. Financial Statements and Exhibits

Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRILL LYNCH DEPOSITOR, INC.

Date: March 20, 2008	By: /s/ Ronald Monaco Name: Ronald Monaco Title: Vice President